UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

CRYOPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-34632	88-0313393
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

CryoPort, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (“Annual Meeting”) on September 22, 2011. Out of 27,945,931 shares of Common Stock (as of the record date of August 1, 2011) entitled to vote at the Annual Meeting, there were 25,166,899 shares present in person or represented by proxy, representing 90.05% of the total outstanding shares of Common Stock entitled to vote. At the Annual Meeting, the Company’s stockholders voted on and approved each of the following four proposals. The final voting results of each proposal are set forth below.

Proposal No. 1: Election of the Board of Directors to serve until the Company’s 2012 Annual Meeting of Stockholders.

	Votes	Votes	Broker
Directors	For	Withheld	Non-Votes
Adam M. Michelin	18,620,274	382,705	6,163,920
Carlton M. Johnson	17,743,895	1,259,084	6,163,920
Karen M. Muller	18,470,474	532,505	6,163,920
Larry G. Stambaugh	18,832,767	170,212	6,163,920

	Votes	Votes		Broker
	For	Against	Abstain	Non-Votes
Proposal No. 2: To ratify the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company and its subsidiary for the fiscal year ending March 31, 2012	24,852,628	153,394	160,877	—
Proposal No. 3: To approve an amendment to our Amended and Restated Articles of Incorporation to authorize a class of undesignated or “blank check” preferred stock, consisting of 2,500,000 authorized shares	15,737,923	3,221,230	43,826	6,163,920
Proposal No. 4: To approve the Company’s 2011 Stock Incentive Plan	17,033,268	1,925,641	44,070	6,163,920

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: September 23, 2011

By: /s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman